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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K
                            -------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2007


                        EAGLE ROCK ENERGY PARTNERS, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                        001-33016               68-0629883
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(State or other jurisdiction of         Commission            (I.R.S. Employer
 incorporation or organization)         File Number          Identification No.)


16701 Greenspoint Park Drive, Suite 200
            Houston, Texas                                              77060
 -------------------------------------                                  -----
(Address of principal executive offices)                             (Zip Code)


                                 (281) 408-1200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.      Entry into a Material Definitive Agreement.

Laser Acquisition
-----------------

         On March 30, 2007, Eagle Rock Energy Partners, L.P., a Delaware limited partnership ("Eagle Rock"), entered into a Partnership Interest Purchase and Contribution Agreement ("Purchase and Contribution Agreement") with Laser Midstream Energy II, LP, a Delaware limited partnership, Laser Gas Company I, LLC, a Delaware limited liability company, Laser Midstream Company, LLC, a Texas limited liability company, and Laser Midstream Energy, LP, a Delaware limited partnership (the "Laser Acquisition"). Pursuant to the Purchase and Contribution Agreement, the Company has acquired all of the non-corporate interests of Laser Midstream Energy, LP, Laser Quitman Gathering Company, LP, and Laser Gathering Company, LP for a total purchase price of approximately $136,800,000, consisting of $110,000,000 in cash and 1,407,895 of Eagle Rock common units.

         The assets subject to the transaction include over 405 miles of gathering systems and related compression and processing facilities in South Texas, East Texas and North Louisiana. The Laser Acquisition is subject to customary closing conditions, including obtaining regulatory approvals, and is expected to close in late April.

Montierra Acquisition
---------------------

         On March 31, 2007, Eagle Rock ("Contributee") entered into a Partnership Interest Contribution Agreement (the "Contribution Agreement") to acquire certain fee minerals, royalties and working interest properties from Montierra Minerals & Production, L.P., a Delaware limited partnership ("Montierra"), and NGP-VII Income Co-Investment Opportunities, L.P., a Texas limited partnership ("NGP") for an aggregate purchase price of $127,600,000, subject to price adjustments (the "Montierra Acquisition"). Moniterra and NGP will receive as consideration a total of 6,400,000 Eagle Rock common units and $6,000,000 in cash.

         The assets conveyed in the Montierra Acquisition include mineral acres and interest in wells with net proved producing reserves of approximately 4.6 billion cubic feet of gas (unaudited) and 2.5 million barrels of oil (unaudited). Eagle Rock anticipates that the Moniterra Acquisition will close by the end of April, on satisfaction of various conditions, including obtaining regulatory approvals.

Common Unit Purchase Agreement
------------------------------

         On March 30, 2007, Eagle Rock entered into a Common Unit Purchase Agreement (the "Purchase Agreement") with several institutional purchasers in connection with the private placement of 7,005,495 common units (the "Offering"), resulting in gross proceeds of $127,500,000. The proceeds from the Offering will be used to fully fund the cash portion of the purchase price of the Laser Acquisition. Eagle Rock anticipates that the Offering will close simultaneously with the Laser Acquisition.

         Eagle Rock also has agreed to file a registration statement with the Securities Exchange Commission registering for resale the common units within 90 days after the closing of the Offering.

Item 2.02.      Results of Operations and Financial Condition.

         A press release issued by Eagle Rock Energy Partners, L.P. on April 2, 2007, regarding financial results for the quarter ended and year ended December 31, 2006, is attached hereto as Exhibit 99.1, and that press release including the Financial Highlights table included therein is incorporated herein by reference.

         The information presented herein, including the table, is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Eagle Rock Energy Partners, L.P. filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Item 9.01.      Financial Statements and Exhibits

        (d)     Exhibits.

Exhibit No.             Description of Document
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99.1                    Press Release dated April 2, 2007.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EAGLE ROCK ENERGY PARTNERS, L.P.

                                        By: Eagle Rock Energy GP, L.P., its
                                            general partner

                                        By: Eagle Rock Energy G&P, LLC, its
                                            general partner


Date: April 4, 2007                     By: /s/ Richard W. FitzGerald
                                            ------------------------------------
                                                Richard W. FitzGerald
                                                Senior Vice President and Chief
                                                Financial Officer